As filed with the Securities and Exchange Commission on April 21, 2004

Registration No. 333-13818

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________

RADWARE LTD.

(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

22 Raoul Wallenberg St.

Tel Aviv 69710, Israel

011-972-3-766-8666

(Address of Principal Executive Offices)

_______________

Radware Ltd. Key Employee Share Incentive Plan (1997)

 (Full Title of the Plan)

_______________

Roy Zisapel

Radware, Inc.

575 Corporate Drive, Suite 205

Mahwah, New Jersey 07430

(Name and Address of Agent for Service)

(201) 512-9771

(Telephone Number, Including Area Code,

of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.10 per share	447,100	$8.00	$3,576,800	$ 453.18
Ordinary Shares, par value NIS 0.10 per share	874,170	$11.00	$9,615,870	$1,218.33
Ordinary Shares, par value NIS 0.10 per share	147,750	$20.00	$2,955,000	$ 374.40
Ordinary Shares, par value NIS 0.10 per share	400,000	$24.00	$9,600,000	$1,216.32
Ordinary Shares, par value NIS 0.10 per share	222,671	$25.45(1)	$5,666,977	$ 718.00
Total	2,091,691(2)	-	$31,414,647	$3,980.23

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices reported by the Nasdaq National Market on  April 16, 2004, which is within five (5) business days prior to the date of this Registration Statement.

(2)

Plus such number of ordinary shares of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act.

RADWARE LTD.

REGISTRATION STATEMENT ON FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 2,091,691 ordinary shares, par value NIS 0.10 per share, of the Registrant, which are reserved for offer and sale under the Radware Ltd. 1997 Key Employee Share Incentive Plan.  The contents of the Registrant's Registration Statement on Form S-8 as filed with the Commission on August 15, 2001 (File No. 333-13818) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8, which amendment was filed with the Commission on June 10, 2003 (File No. 333-13818) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number

Description

  5

Opinion of Goldfarb, Levy, Eran & Co.

23.1

Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Accountants

23.2

Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5 above).

24

Power of Attorney (contained in Signature Page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 21st day of April, 2004.

RADWARE LTD.

By: /s/ Yehuda Zisapel

Name:   Yehuda Zisapel

Title:

Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Yehuda Zisapel, Chairman of the Board of Directors, and Roy Zisapel, President and Chief Executive Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below in this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yehuda Zisapel Yehuda Zisapel	Chairman of the Board of Directors	April 21, 2004
/s/ Roy Zisapel Roy Zisapel	Chief Executive Officer, President and Director (Principal Executive Officer)	April 21, 2004
/s/ Meir Moshe Meir Moshe	Chief Financial Officer (Principal Financial and Accounting Officer)	April 21, 2004
/s/ Yiftach Atir Yiftach Atir	Director	April 21, 2004
/s/ Avigdor Willenz Avigdor Willenz	Director	April 21, 2004
/s/ Christopher McCleary Christopher McCleary	Director	April 21, 2004
/s/ Liora Katzenstein Liora Katzenstein	Director	April 21, 2004

Authorized Representative in the United States

RADWARE INC.

By:

/s/ Roy Zisapel

April 21, 2004

Name:  Roy Zisapel

EXHIBIT INDEX

Exhibit Number

Description

  5

Opinion of Goldfarb, Levy, Eran & Co.

23.1

Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Accountants.

23.2

Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5 above).

24

Power of Attorney (contained in Signature Page hereto).

GOLDFARB, LEVY, ERAN & CO.

Law Offices

                      EXHIBIT 5

April 21, 2004

Radware Ltd.

22 Raoul Wallenberg Street

Tel Aviv 69701

Israel

File:  2656\004

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Radware Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 2,091,691 Ordinary Shares, nominal value NIS 0.10 each of the Company (the “Shares”), to be issued upon the exercise of share options granted under the Radware Ltd. Key Employee Share Incentive Plan (1997) (the “Plan”).

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

As counsel for the Company, we have examined such corporate records, other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, the Shares, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb, Levy, Eran & Co.

Goldfarb, Levy, Eran & Co.

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8  pertaining to the Radware Ltd. 1997 Key Employee Share Incentive Plan, of our report dated February 2, 2004, with respect to the consolidated financial statements of Radware Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kassuerer

Tel-Aviv, Israel

    Kost, Forer, Gabbay & Kassierer

April 21, 2004

    A Member of Ernst & Young Global